Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 271 to the Registration Statement (Form N-1A, No. 811-04556) of Transamerica Funds and to the incorporation by reference of our report, dated February 26, 2019, on the financial statements of Transamerica Stock Index included in the Annual Report to for the fiscal year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 29, 2019